UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2004 (January 30, 2004)

WORKFLOW MANAGEMENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-24383	06-1507104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Royal Palm Way, Palm Beach, Florida	33480
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 659-6551

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

On January 30, 2004, Workflow Management, Inc. (the “Company”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with WF Holdings, Inc., a Delaware corporation (“Holdings”) and WFM Acquisition Sub., Inc., a Delaware corporation and wholly-owned subsidiary of Holdings, pursuant to which Holdings will acquire all of the outstanding stock of the Company (the “Merger”) for a cash purchase price of $4.87 per share.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1. The foregoing discussion of the Merger and Merger Agreement is qualified in its entirety by reference to such exhibit.

On January 30, 2004, the Company also entered into an amendment and limited waiver (“Amendment and Limited Waiver”) to its existing credit facility which is effective as of January 1, 2004. A copy of the Amendment and Limited Waiver is attached hereto as Exhibit 10.1. The foregoing discussion of the Amendment and Limited Waiver is qualified in its entirety by reference to such exhibit.

A copy of the press release announcing the Merger and briefly discussing the Amendment and Limited Waiver is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

2.1	Agreement and Plan of Merger, dated January 30, 2004, by and among Workflow Management, Inc., WF Holdings, Inc. and WFM Acquisition Sub, Inc.

10.1	Second Amendment and Limited Waiver to Second Amended and Restated Credit Agreement and Amendment to Warrants, effective as of January 1, 2004, by and among Workflow Management, Inc., Data Business Forms Limited, Various Lending Institutions, Bank One, N.A., a Syndication Agent, Bank of America, Comerica Bank, and Union Bank of California, N.A., as Co-Agents, and Fleet National Bank, as Administrative Agent

99.1	Press Release of Workflow Management, Inc. dated February 2, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKFLOW MANAGEMENT, INC.

By:	/s/ Gary W. Ampulski

Gary W. Ampulski, Chief Executive Officer

Date: February 2, 2004

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Exhibit No.	Description of Exhibits

2.1	Agreement and Plan of Merger, dated January 30, 2004, by and among Workflow Management, Inc., WF Holdings, Inc. and WFM Acquisition Sub, Inc.

10.1	Second Amendment and Limited Waiver to Second Amended and Restated Credit Agreement and Amendment to Warrants, effective as of January 1, 2004, by and among Workflow Management, Inc., Data Business Forms Limited, Various Lending Institutions, Bank One, N.A., a Syndication Agent, Bank of America, Comerica Bank, and Union Bank of California, N.A., as Co-Agents, and Fleet National Bank, as Administrative Agent

99.1	Press Release Dated February 2, 2004

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